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                                                     EXHIBIT 23.4

               CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Frontline Ltd.


We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.



Stockholm 13 July 2001

KPMG Bohlins AB
Per Bergman
Partner
































02089018.AA9